Zumiez Inc. Announces Fiscal 2010 First Quarter Results

EVERETT, WA -- (Marketwire - May 20, 2010) - Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today reported results for the first quarter ended May 1, 2010.

Total net sales for the first quarter (13 weeks) ended May 1, 2010 increased 16.0% to $89.1 million from $76.8 million reported in the first quarter ended May 2, 2009 (13 weeks). Comparable store sales for the first fiscal quarter of 2010 increased 9.1% vs. a decrease of 15.3% for the first quarter of fiscal 2009. The Company posted a net loss for the quarter of $1.9 million or ($0.06) per diluted share. These results include costs of approximately $1.2 million, or $0.03 per diluted share, associated with the relocation of the Company's distribution center from Everett, Washington to Corona, California. The company reported a net loss of $1.7 million or ($0.06) per diluted share in the first quarter of the prior fiscal year.

At May 1, 2010, the Company had cash and current marketable securities of $96.8 million compared to cash and current marketable securities of $81.1 million at May 2, 2009.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "The combination of improved sales and better than expected product margins allowed us to more than offset planned operating expense increases and begin 2010 with first quarter bottom line results that were above our projections. We are optimistic that the enhancements we have made to our merchandise assortments and selling strategies over the past 12 months, both in our stores and on our website, have us well positioned for the future. At the same time, we are making important investments to our infrastructure, including investing in new systems and processes as well as the relocation of our distribution center, which we believe will help further enhance our ability to achieve our long-term objectives and build on our industry status as the leading retail destination for the action sports lifestyle."

2010 Outlook

The Company is introducing guidance for the three months ending July 31, 2010 of a net loss of approximately ($0.07) to ($0.10) per diluted share, which includes estimated pre-tax charges of $1.3 million (after-tax per diluted share of $0.03) associated with the relocation of the Company's distribution center from Everett, Washington to Corona, California. This guidance is based on an anticipated comparable store sales increase in the mid-to-high single digit range for the second quarter of fiscal 2010.

We currently intend to open approximately 25 new stores in fiscal 2010 with an opening cadence similar to fiscal 2009.

A conference call will be held today to discuss first quarter 2010 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617)-213-4868 followed by the conference identification code of 61758069. Telephonic participants can reduce pre-call hold time by registering for the conference in advance via the following link:

https://www.theconferencingservice.com/prereg/key.process?key=PAB86QJ9X

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of May 1, 2010 we operated 381 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, source inventory at acceptable costs, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's annual report on Form 10-K for the year ended January 30, 2010 as filed with the Securities and Exchange Commission and available at www.sec.gov or http://ir.zumiez.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                ZUMIEZ INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (in thousands, except share and per share amounts)
                                (Unaudited)

                                          Three Months Ended
                            ----------------------------------------------
                              May 1,       % of        May 2,      % of
                               2010        Sales        2009       Sales
                            ----------  ----------   ----------  --------
Net sales                   $   89,096       100.0%  $   76,808     100.0%
Cost of goods sold              63,344        71.1%      54,908      71.5%
                            ----------  ----------   ----------  --------
Gross profit                    25,752        28.9%      21,900      28.5%

Selling, general and
 administrative expenses        29,006        32.6%      25,338      33.0%
                            ----------  ----------   ----------  --------
Operating loss                  (3,254)       (3.7%)     (3,438)     (4.5%)

Interest income, net               365         0.4%         357       0.5%
Other income, net                   24         0.1%           -       0.0%
                            ----------  ----------   ----------  --------
Loss before income taxes        (2,865)       (3.2%)     (3,081)     (4.0%)

Benefit for income taxes          (965)       (1.1%)     (1,423)     (1.8%)
                            ----------  ----------   ----------  --------

Net loss                    $   (1,900)       (2.1%) $   (1,658)     (2.2%)
                            ==========  ==========   ==========  ========

Basic net loss per share    $    (0.06)              $    (0.06)
                            ==========               ==========

Diluted net loss per share  $    (0.06)              $    (0.06)
                            ==========               ==========
Weighted average shares
 used in computation of
 loss per share:
     Basic                  29,738,181               29,314,611

     Diluted                29,738,181               29,314,611

                                ZUMIEZ INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                    (in thousands, except share amounts)

                                     May 1,     January 30,      May 2,
                                      2010          2010          2009
                                  ------------- ------------- -------------
             Assets                (Unaudited)                 (Unaudited)
Current assets
Cash and cash equivalents         $      12,907 $      22,950 $      20,262
Marketable securities                    83,909        85,101        60,819
Receivables                               7,335         6,380         5,917
Income tax receivable                     2,460             -         1,879
Inventory                                58,618        50,916        54,051
Prepaid expenses and other                7,291         6,270         5,972
Deferred tax assets                       3,750         3,045         2,256
                                  ------------- ------------- -------------
  Total current assets                  176,270       174,662       151,156

Fixed assets, net                        77,224        66,008        75,702
Goodwill and other intangibles           13,173        13,186        13,223
Long-term marketable securities             870           872         1,664
Long-term deferred tax assets             5,644         5,537         1,680
                                  ------------- ------------- -------------
  Total long-term assets                 96,911        85,603        92,269

  Total assets                    $     273,181 $     260,265 $     243,425
                                  ============= ============= =============

   Liabilities and Shareholders'
             Equity
Current liabilities
Trade accounts payable            $      31,188 $      16,817 $      25,472
Accrued payroll and payroll taxes         5,998         6,593         4,115
Income taxes payable                          -         4,006             -
Deferred rent and tenant
 allowances                               3,442         3,248         2,910
Other liabilities                         9,554         9,123         7,531
                                  ------------- ------------- -------------
  Total current liabilities              50,182        39,787        40,028

Long-term deferred rent and
 tenant allowances                       27,520        26,375        25,738
Long-term other liabilities               1,441         1,427           184
                                  ------------- ------------- -------------
  Total long-term liabilities            28,961        27,802        25,922

                                  ------------- ------------- -------------
  Total liabilities                      79,143        67,589        65,950
                                  ------------- ------------- -------------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value,
 20,000,000 shares authorized;
 none issued and outstanding                  -             -             -
Common stock, no par value,
 50,000,000 shares authorized;
 30,564,339 shares issued and
 outstanding at May 1, 2010,
 30,250,661 shares issued and
 outstanding at January 30, 2010
 and 30,116,063 shares issued
 and outstanding at May 2, 2009.         84,753        81,399        77,072
Accumulated other comprehensive
 income                                       9           101            16
Retained earnings                       109,276       111,176       100,387
                                  ------------- ------------- -------------
  Total shareholders' equity            194,038       192,676       177,475
                                  ------------- ------------- -------------

  Total liabilities and
   shareholders' equity           $     273,181 $     260,265 $     243,425
                                  ============= ============= =============

Company Contact:
Trevor Lang
Chief Financial Officer & Chief Administrative Officer
Zumiez Inc.
(425) 551-1500 ext. 1564

Investor Contact:
ICR, Inc.
Chad Jacobs / Brendon Frey
(203) 682-8200